Filed Pursuant to Rule 424(b)(5)

Registration No. 333-257690

PROSPECTUS SUPPLEMENT

(To prospectus dated July 9, 2021)

ENVERIC BIOSCIENCES, INC.

116,500 Shares of Common Stock

Pre-Funded Warrants to purchase up to 258,500 Shares of Common Stock

Up to 258,500 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering 116,500 shares of our common stock pursuant to this prospectus supplement and accompanying prospectus to an institutional investor. Each share of common stock is being sold at a price per share equal to $8.00.

We are also offering pre-funded warrants to purchase up to 258,500 shares of common stock to the same institutional investor, whose purchase of common stock in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, in lieu of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. The offering price of each pre-funded warrant is $7.9999 per pre-funded warrant (equal to the price per share of common stock being sold in this offering, minus $0.0001), and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. We are also offering the common stock that are issuable from time to time upon exercise of the pre-funded warrants

In a concurrent private placement, we are also selling to such institutional investor preferred investment options to purchase up to 375,000 shares of our common stock (the “Investment Options”), with an exercise price of $7.78 per one share of our common stock, and exercisable immediately upon issuance with a term of five and one-half years from the date of issuance. The Investment Options and the shares of our common stock issuable upon the exercise of the Investment Options are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

On July 22, 2022, we also entered into a securities purchase agreement with two institutional investors, one of which investors is participating in this offering, for the purchase and sale of 116,000 shares of our common stock, pre-funded warrants to purchase up to 509,000 shares of our common stock and preferred investment options to purchase up to 625,000 shares of our common stock in a private placement. See “Recent Developments—Private Placement.” The common stock, pre-funded warrants, preferred investment options being sold in the private placement and shares of common stock underlying the pre-funded warrants and preferred investment options are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ENVB.” On July 21, 2022, the closing sale price of our common stock on The Nasdaq Capital Market was $7.82 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

We have retained H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the shares of common stock or pre-funded warrants offered by us in this offering and is not required to sell any specific number or dollar amount of securities.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$8.0000	$7.9999	$2,999,974.15
Placement agent’s fees(1)	$0.5600	$0.5600	$210,000.00
Proceeds, before expenses, to us	$7.4400	$7.4399	$2,789,974.15

(1)	In addition, we will pay the placement agent a management fee equal to 1.0% of the gross proceeds to us from the sales of shares and pre-funded warrants in this offering. In addition, we have agreed to issue to the placement agent or its designees preferred investment options to purchase shares of common stock equal to 7.0% of the shares issued in this offering (including the shares of common stock issuable upon the exercise of the pre-funded warrants) and to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” for additional disclosure regarding placement agent compensation.

This investment involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and any similar section contained in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock and pre-funded warrants to the investor is expected to occur on or about July 26, 2022, subject to satisfaction of customary closing conditions.

Effective as of 4:05 pm Eastern Time on July 14, 2022, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for fifty shares (the “Reverse Stock Split”). All share and per share prices in this prospectus supplement have been adjusted to reflect the Reverse Stock Split. However, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 22, 2022.

Enveric Biosciences, Inc. and other trademarks or service marks of Enveric appearing in this prospectus supplement and the accompanying prospectus are the property of Enveric. This prospectus supplement and the accompanying prospectus may refer to brand names, trademarks, service marks or trade names of other companies and organizations, and those brand names, trademarks, service marks and trade names are the property of their respective holders.

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About This Prospectus Supplement

This document is part of a “shelf” registration statement on Form S-3 (File No. 333-257690) that we filed with the SEC on July 2, 2021 and was declared effective on July 9, 2021 and is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated July 9, 2021, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus titled “Incorporation by Reference” and “Where You Can Find More Information” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent (or any of our or its respective affiliates) have authorized anyone to provide you with information or to make any representation that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it, and neither we take any responsibility for, and cannot provide any assurance as to the reliability of, such information. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to “Enveric”, “we”, “our”, “us” and “the Company” refer, collectively, to Enveric Biosciences, Inc. and its subsidiaries.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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Special Note Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus, and in particular those factors referenced in the sections entitled “Risk Factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

●	our dependence on the success of our prospective product candidates, which are in early stages of development and may not reach a particular stage in development, receive regulatory approval or be successfully commercialized;

●	potential difficulties that may delay, suspend, or scale back our efforts to advance additional early research programs through preclinical development and IND application filings and into clinical development;

●	the risk that the cost savings, synergies and growth from our combination with MagicMed Industries Inc. and the successful use of the rights and technologies acquired in the combination may not be fully realized or may take longer to realize than expected;

●	the impact of the novel coronavirus (COVID-19) on our business, including our current plans for product development, as well as any currently ongoing preclinical studies and clinical trials and any future studies or other development or commercialization activities;

●	the limited study on the effects of medical cannabinoids and psychedelics, and the chance that future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing, and social acceptance of cannabinoids or psychedelics;

●	the expensive, time-consuming, and uncertain nature of clinical trials, which are susceptible to change, delays, termination, and differing interpretations;

●	the ability to establish that potential products are efficacious or safe in preclinical or clinical trials;

●	the fact that our current and future preclinical and clinical studies may be conducted outside the United States, and the United States Food and Drug Administration may not accept data from such studies to support any new drug applications we may submit after completing the applicable developmental and regulatory prerequisites;

●	our ability to effectively and efficiently build, maintain and legally protect our molecular derivatives library so that it can be an essential building block from which those in the biotech industry can develop new patented products;

●	the ability to establish or maintain collaborations on the development of therapeutic candidates;

●	the ability to obtain appropriate or necessary governmental approvals to market potential products;

●	our ability to manufacture product candidates on a commercial scale or in collaborations with third parties;

●	our significant and increasing liquidity needs and potential requirements for additional funding;

●	our ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms;

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●	legislative changes related to and affecting the healthcare system, including, without limitation, changes and proposed changes to the Patient Protection and Affordable Care Act;

●	the intense competition we face, often from companies with greater resources and experience than us;

●	our ability to retain key executives and scientists;

●	the ability to secure and enforce legal rights related to our products, including intellectual property rights and patent protection;

●	political, economic, and military instability in Israel which may impede our development programs;

●	our expected use of proceeds from this offering;

●	our ability to successfully spin-off our cannabinoid assets; and

●	other factors discussed in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including those set forth under “Risk Factors” in our Annual Report on Form 10-k filed with the SEC on March 31, 2022, (the “Form 10-K”).

We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, including from the Form 10-K, particularly in the “Risk Factors” sections of these documents, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

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Prospectus Supplement Summary

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement titled “Risk Factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company” and “Enveric” refer to Enveric Biosciences, Inc. and its subsidiaries.

Company Overview

We are an early-development-stage biosciences company developing next-generation mental health and oncology treatments and clinical discovery platform, leveraging psychedelic-derived molecules for the mind and synthetic cannabinoids for the body. We seek to improve the lives of patients suffering from cancer, initially by developing palliative and supportive care products for people suffering from certain side effects of cancer and cancer treatment such as anxiety, depression, pain and skin damage from radiation treatment. We currently intend to offer such palliative and supportive care products in the United States, following approval through established regulatory pathways.

Recent Developments

Reverse Stock Split

Effective as of 4:05 pm Eastern Time on July 14, 2022, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of the issued and outstanding shares of our common stock, at a ratio of one share for fifty shares. We made proportionate adjustments to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units (if any) and warrants outstanding as of the effective times of the Reverse Stock Split in accordance with the terms of each security based on the split ratio. Also, we reduced the number of shares reserved for issuance under our equity compensation plans proportionately based on the split ratios. Except for adjustments that resulted from the rounding up of fractional shares to the next whole share, the Reverse Stock Split affected all stockholders uniformly and did not change any stockholder’s percentage ownership interest in our company. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from these actions; however, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split.

Private Placement

On July 22, 2022, we entered into a securities purchase agreement with two institutional investors, one of which investors is participating in this offering, for the purchase and sale of 116,000 shares of our common stock, pre-funded warrants to purchase up to 509,000 shares of our common stock and preferred investment options to purchase up to 625,000 shares of our common stock in a private placement priced at a premium to market under Nasdaq rules (the “Private Placement”). The purchase price for one share of common stock and one preferred investment option to purchase one share of common stock is $8.00, and the purchase price for a pre-funded warrant and one preferred investment option to purchase one share of common stock is $7.9999. The preferred investment options have an exercise price of $7.78 per share, will be immediately exercisable, and will expire five and one-half years from the date of issuance. The common stock, pre-funded warrants, preferred investment options sold in the Private Placement and shares of common stock underlying the pre-funded warrants and preferred investment options are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The preferred investment options offered in the Private Placement have the same terms as the Investment Options being issued to the investor in this offering. Wainwright acted as the sole placement agent in connection with the Private Placement and will receive a cash fee equal to 7.0% of the gross proceeds of the Private Placement, a management fee equal to 1.0% of the gross proceeds of the Private Placement, warrants to purchase an aggregate of 70,000 shares of common stock at an exercise price of $10.00 per share with an expiration date of July 22, 2027 in connection with the Private Placement and this offering and a reimbursement of certain expenses incurred in connection with the Private Placement. We expect the closing of the Private Placement to occur on July 26, 2022.

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In connection with the Private Placement, the Company entered into a registration rights agreement with the institutional investors participating in the Private Placement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, within 15 calendar days of the date of the closing of this offering, we are required to file a registration statement to register for resale of (i) the shares of our common stock sold in the Private Placement and the shares of our common stock issuable upon exercise of the pre-funded warrants and the investment options sold in the Private Placement, and (ii) the shares of our common stock issuable upon exercise of the Investment Options sold to the investor in this offering (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, we agreed to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later 45 days, or in the event of a full review by the SEC, 75 days, after the closing date of this offering, and shall use its best efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act.

Warrant Amendment

We entered into Warrant Amendment Agreements (the “Warrant Amendments”) with the investors in this offering and the Private Placement to amend certain existing warrants to purchase up to an aggregate of 122,000 shares of our common stock that were previously issued to the investors, with an exercise price of $27.50 per share and expiration date of February 15, 2027. Pursuant to the Warrant Amendments, the warrants will be amended, effective upon the closing of this offering and the Private Placement, so that the amended warrants will have a reduced exercise price of $7.78 per share and will expire five and one-half years following the closing of this offering and the Private Placement.

Company Information

We were incorporated under the laws of the State of Delaware in February 1994 as Spatializer Audio Laboratories, Inc., which was a shell company immediately prior to the completion of a “reverse merger” transaction on May 26, 2015, whereby Ameri100 Acquisition, Inc., a Delaware corporation and newly created, wholly owned subsidiary, was merged with and into Ameri and Partners Inc. (“Ameri and Partners”), a Delaware corporation (the “2015 Merger”). In connection with the 2015 Merger, we changed our name to AMERI Holdings, Inc.

The Ameri business ceased to be part of the Company on December 30, 2020, pursuant to a spin-off transaction. On December 30, 2020, we completed a tender offer to purchase all of the outstanding common shares of Jay Pharma Inc., a Canada corporation, for shares of Company common stock or certain preferred stock, and changed our name to “Enveric Biosciences, Inc.” Our principal corporate office is located at Enveric Biosciences, Inc., 4851 Tamiami Trail N, Suite 200, Naples, Florida 34103, telephone (239) 302-1707. Our internet address is https://www.enveric.com/, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

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The Offering

Issuer	Enveric Biosciences, Inc.

Common stock offered by us	116,500 shares of common stock

Pre-funded warrants offered by us

We are also offering a total of pre-funded warrants to purchase 258,500 shares of common stock to an institutional investor, whose purchase of common stock in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, in lieu of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. The offering price of each pre-funded warrant is $7.9999 per pre-funded warrant (equal to the price per share of common stock being sold in this offering, minus $0.0001), and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the common stock issuable upon exercise of any pre-funded warrants sold in this offering. We do not intend to list the pre-funded warrants on any securities exchange or any nationally recognized trading system.

Concurrent private placement of Investment Options	In a concurrent private placement, we are selling to the investor in this offering Investment Options to purchase up to an additional 375,000 shares of our common stock. Each Investment Option will be exercisable for one share of our common stock at an exercise price of $7.78 per share, will be exercisable immediately upon issuance and will have a term of five and one-half years from the date of issuance. The Investment Options and the shares underlying the Investment Options are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Investment Options and we do not expect a market to develop. In addition, we do not intend to list the Investment Options on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Shares of common stock to be outstanding after this offering	1,429,043 shares of common stock (assuming the sale of all securities covered by this prospectus supplement and the exercise of all pre-funded warrants issued in this offering, but assuming no exercise of any Investment Options issued to the investor in this offering in the concurrent private placement, and based on 1,054,043 shares outstanding as of July 21, 2022)

Use of proceeds	We intend to use the net proceeds from this offering for working capital purposes and to fund other general corporate purposes. See “Use of Proceeds” on page S-8.

Risk factors	See the “Risk Factors” section of this prospectus supplement, the Form 10-K and in the other documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“ENVB”

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Unless otherwise indicated, the number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 1,054,043 shares outstanding as of July 21, 2022 (subject to adjustment based on issuances of additional shares as applicable due to the rounding up of fractional shares resulting from the Reverse Stock Split), and, unless otherwise indicated, excludes:

●	22,839 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $74.95per share;
●	655,462 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $58.38per share;
●	150,630 shares of common stock underlying outstanding restricted stock units, of which (i) 354 shares are underlying vested restricted stock units and issuable, subject to certain conditions for settlement and (ii) 150,276 shares are issuable upon the vesting of such restricted stock units, subject to achievement of vesting conditions

●	1,681 shares of common stock issuable pursuant to the applicable restricted stock awards, all of which are vested;

●	44,226 shares of common stock reserved for future issuance under the Enveric Biosciences, Inc. 2020 Long-Term Equity Incentive Plan (the “Long-Term Incentive Plan”);
●	375,000 shares of common stock issuable upon exercise of the Investment Options to be issued to the institutional investor participating in this offering in a concurrent private placement at an exercise price of $7.78 per share; and

●	up to 70,000 shares of common stock issuable upon exercise of the preferred investment options to be issued to Wainwright or its designees as compensation in connection with this offering and the Private Placement, at an exercise price of $10.00 per share.

Except as otherwise indicated, all information in this prospectus supplement (A) excludes the sale and issuance in the Private Placement of 116,000 shares of our common stock, pre-funded warrants to purchase up to 509,000 shares of our common stock and preferred investment options to purchase up to 625,000 shares of the our common stock, which is expected to close on July 26, 2022, and (B) assumes (i) no exercise of the Investment Options, pre-funded warrants or preferred investment options to be issued to Wainwright in connection with this offering and (ii) no exercise of options, vesting of restricted stock units or exercise of other warrants described above.

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Risk Factors

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement to the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to This Offering and our Common Stock

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for working capital purposes and to fund other general corporate purposes. See “Use of Proceeds” on page S-8. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock prices that may not be the same as the effective price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the effective price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the effective price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of common stock under our stock incentive programs.

We expect to require additional capital in the future in order to develop our product candidates, which are in early stages of development. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Our current cash resources will not be sufficient to fund the development of our product candidates through all of the required clinical trials to receive regulatory approval and commercialization. If we cannot secure this additional funding when such funds are required, we may fail to develop our product candidates or be forced to forego certain strategic opportunities.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

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The trading price of our common stock could be highly volatile, which could result in substantial losses for purchasers of our common stock in this offering. Securities class action or other litigation involving our company or members of our management team could also substantially harm our business, financial condition and results of operations.

Our stock price is volatile. The stock market in general and the market for pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the public offering price and you may lose some or all of your investment. The market price for our common stock may be influenced by many factors, including:

●	volatility resulting from the economic turmoil caused by the COVID-19 pandemic;
●	the success of existing or new competitive products or technologies;
●	regulatory actions with respect to our products or our competitors’ products and product candidates;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
●	results of clinical trials of product candidates of our competitors;
●	regulatory or legal developments in the United States and other countries;
●	developments or disputes concerning patent applications, issued patents or other proprietary rights;
●	the recruitment or departure of key personnel;
●	the extent to which we in-license, acquire or invest in other indications or product candidates;
●	actual or anticipated changes in estimates as to financial results or development timelines;
●	announcement or expectation of additional financing efforts;
●	sales of our common stock by us, our insiders or other stockholders;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	changes in estimates or recommendations by securities analysts, if any, that cover us;
●	changes in the structure of healthcare payment systems;
●	market conditions in the pharmaceutical and biotechnology sectors; and
●	general economic, industry and market conditions.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for pharmaceutical and biotechnology companies, which have experienced significant stock price volatility in recent years

Substantial future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock and any future sales of a substantial number of shares of common stock in the public market, including the issuance of shares or any shares issuable upon exercise of any pre-funded warrants or investment options issued in this offering and the Private Placement, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity and equity-related securities in the future at a time and price that our management deems acceptable, or at all. Moreover, pursuant to the Registration Rights Agreement, we are obligated to register the resale of (i) the shares of our common stock sold in the Private Placement and the shares of our common stock issuable upon exercise of the pre-funded warrants and the preferred investment options sold to the investor in the Private Placement, and (ii) the shares of our common stock issuable upon exercise of the Investment Options sold in this offering. Registration for resale of such Registrable Securities may adversely affect the market price of our common stock and our stock price may decline. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock, which could also depress the market for our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

S-6

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of pre-funded warrants purchased in this offering will have no rights as holders of shares of common stock until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of pre-funded warrants acquire our common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our common stock currently trades on The Nasdaq Capital Market. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our common stock may not necessarily be a reliable indicator of our fair market value. The price at which our common stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

We could lose our listing on The Nasdaq Capital Market if the closing bid price of our common stock does not return to above $1.00 for ten consecutive days during the 180 days ending August 17, 2022. The loss of The Nasdaq Capital Market listing would make our common stock significantly less liquid and would affect its value.

As initially disclosed, on February 18, 2022, we received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business day period between January 5, 2022, through February 17, 2022, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The Nasdaq granted us 180 calendar days, or until August 17, 2022 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

On July 14, 2022, we effected the Reverse Stock Split. We will continue to monitor the closing bid price of our common stock; however, there can be no assurance that we will regain compliance with the minimum bid price requirement during the Compliance Period.

In the event that we fail to satisfy any of the listing requirements of The Nasdaq Capital Market, or fail to regain compliance with The Nasdaq Capital Market’s minimum bid price requirement within the Compliance Period, our common stock may be delisted. If we are unable to list on The Nasdaq Capital Market, it would likely be more difficult to trade in or obtain accurate quotations as to the market price of our common stock. If our common stock is delisted from trading on The Nasdaq Capital Market, and we are not able to list our common stock on another exchange or to have it quoted on The Nasdaq Capital Market, our securities could be quoted on the OTC Bulletin Board or on the “pink sheets.” As a result, we could face significant adverse consequences including, without limitation,

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for our Company; and

●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 or obtain additional financing in the future).

The Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that are outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split would have increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

S-7

Use of Proceeds

We estimate that the net proceeds from this offering, assuming exercise of such pre-funded warrants and after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $2.7 million, excluding the proceeds we may receive form the Private Placement and the exercise of the Investment Options issued to the investor in this offering in the concurrent private placement.

We intend to use the net proceeds from the sale of the shares for working capital purposes. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock. Our board of directors currently intends to retain any future earnings to support its operations and to finance the growth and development of our business and does not intend to declare or pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

S-8

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 116,500 shares of our common stock and pre-funded warrants to purchase up to 258,500 shares of our common stock. We are also registering the issuance of the shares of common stock issuable from time to time upon exercise of the pre-funded warrants offered hereby.

Authorized Capital Stock

We have authorized 120,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, $0.01 par value per share and 20,000,000 are shares of preferred stock, $0.01 par value per share. On July 21, 2022, there were 1,054,043 shares of common stock and zero shares of preferred stock issued and outstanding.

Common Stock

Our common stock is listed on The Nasdaq Capital Market under the symbol “ENVB.”

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC.

See “Description of Capital Stock” in our prospectus for more information regarding our shares of common stock.

Pre-Funded Warrants

The following description of our pre-funded warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the pre-funded warrant.

Duration and Exercise Price. Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.0001. Each pre-funded warrant is exercisable for one share of our common stock. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of our common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly-executed exercise notice of exercise accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The purchaser of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of our common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The purchaser of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional share of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon a holder’s exercise of its pre-funded warrants in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

S-9

Fundamental Transactions. In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

S-10

PRivate Placement OF INVESTMENT OPTIONS

Concurrently with this offering, we are also selling to the investor in this offering Investment Options to purchase up to 375,000 shares of our common stock, with an exercise price of $7.78 per one share of our common stock, subject to certain adjustments, and exercisable immediately upon issuance with a term of five and one-half years from the date of issuance.

A holder of Investment Options will have the right to exercise the Investment Options on a “cashless” basis if there is no effective registration statement registering the resale of the shares of common stock underlying the Investment Options. Subject to limited exceptions, a holder of Investment Options will not have the right to exercise any portion of its Investment Options if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

We entered into a registration rights agreement, dated July 22, 2022, with the investor in this offering, pursuant to which, among other things, we agreed to prepare and file with the SEC a registration statement to register for resale of all of the shares of common stock underlying the Investment Options.

Except as otherwise provided in the Investment Options or by virtue of such holder’s ownership of shares of our common stock, the holders of the Investment Options do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Investment Options.

The Investment Options and the shares of our common stock issuable upon the exercise of the Investment Options are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

In the event of any fundamental transaction, as described in the Investment Options and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, subject to certain exceptions, then upon any subsequent exercise of an Investment Option, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Investment Option is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Investment Options have the right to require us or a successor entity to redeem the Investment Options for cash in the amount of the Black Scholes Value (as defined in each Investment Options) of the unexercised portion of the Investment Options concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Investment Options will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Investment Options, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

There is no established public trading market for the Investment Options and we do not expect a market to develop. In addition, we do not intend to list the Investment Options on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

S-11

PLAN OF DISTRIBUTION

Pursuant to an engagement letter, we have engaged H.C. Wainwright & Co., LLC, or Wainwright, as our exclusive placement agent for this offering. Wainwright is not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares other than the use their reasonable “best efforts” to arrange for the sale of shares by us. Therefore, we may not sell the entire amount of shares being offered. Wainwright may engage one or more sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with an investor in connection with this offering, and we will only sell to the investor who has entered into the securities purchase agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about July 26, 2022.

Upon the closing of this offering and the Private Placement, we will pay Wainwright a cash transaction fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the shares and the pre-funded warrants in the offering and the Private Placement. We have agreed to issue to Wainwright preferred investment options to purchase that number of shares of common stock of the Company equal to 7.0% of the aggregate number of shares of common stock (or common stock equivalent, if applicable) placed in this offering and the Private Placement. Such preferred investment options to be issued to Wainwright will have substantially the same terms as the Investment Options being sold and issued in the concurrent private placement, except that Wainwright’s preferred investment options will have an exercise price equal to $10.00 per share and will expire five years after the commencement of sales of this offering. We have also agreed to pay Wainwright a management fee equal to 1.0% of the gross proceeds to us from the sale of the shares and pre-funded warrants in this offering and the Private Placement, a non-accountable expense allowance of $35,000, up to $100,000 of legal counsel and other out-of-pocket expenses and clearing expenses of $15,950. We estimate the total expenses of this offering and the Private Placement, which will be payable by us, excluding the placement agent fees and expenses, will be approximately $125,000.

We have granted Wainwright, subject to certain exceptions, a right of first refusal for a period of 12 months following the closing of this offering to act as our exclusive underwriter or placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries.

Wainwright shall also be entitled to the foregoing cash and preferred investment option compensation with respect to certain investors brought over-the-wall or introduced to the Company by Wainwright during the term of the engagement letter that invest in any subsequent capital-raising transaction during the 12-month period following the termination or expiration of the engagement letter.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, Wainwright:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act of 1934, as amended, until it has completed its participation in the distribution.

The form of securities purchase agreement will be filed as an exhibit to our Current Report on Form 8-K with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. We currently have no other present arrangements with Wainwright for any further services.

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ENVB.”

S-12

Legal Matters

The validity of the securities offered by this prospectus supplement will be passed upon for us by Haynes and Boone, LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York has acted as counsel for the placement agent in connection with certain legal matters relating to this offering.

Experts

The consolidated financial statements of Enveric Biosciences, Inc. as of and for the years ended December 31, 2021 and 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Friedman LLP, independent registered public accounting firm and Marcum LLP, independent registered public accounting firm, respectively, as stated in their reports, which is incorporated herein by reference. Such financial statements have been included in this registration statement in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for MagicMed Industries Inc. as of and for the period from May 26, 2020 (inception) through June 30, 2020 and for the year ended June 30, 2021 have been audited by Zeifmans LLP, independent registered public accounting firm, as stated in their report, which is incorporated by reference into this prospectus supplement, and which appears in exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on December 30, 2021. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://enveric.com/. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

S-13

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022;

●	our Current Reports on Form 8-K filed with the SEC on February 15, 2022, February 18, 2022, May 4, 2022, May 4, 2022, as amended by Form 8-K/A filed with the SEC on May 18, May 11, 2022, June 15, 2022; and July 14, 2022, and July 18, 2022 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in the “Description of Securities” filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Enveric Biosciences, Inc., 4851 Tamiami Trail N, Suite 200, Naples, Florida 34103, Attention: Carter Ward. You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

S-14

Prospectus

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $200.0 million.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “ENVB.” On July 1, 2021, the last reported sale price of our common stock was $2.30 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

As of June 30, 2021, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $51.0 million, which was calculated based on 21,432,415 shares of our outstanding common stock held by non-affiliates and a price of $2.38 per share, the last reported sale price for our common stock on June 30, 2021. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page S-5 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $200.0 million.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section entitled “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

●	our dependence on the success of our prospective product candidates, which are in early stages of development and may not reach a particular stage in development, receive regulatory approval or be successfully commercialized;

●	potential difficulties that may delay, suspend, or scale back our efforts to advance additional early research programs through preclinical development and IND application filings and into clinical development;

●	the impact of the novel coronavirus (COVID-19) on our business, including our current plans for product development, as well as any currently ongoing preclinical studies and clinical trials and any future studies or other development or commercialization activities;

●	the limited study on the effects of medical cannabinoids, and the chance that future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing, and social acceptance of cannabinoids;

●	the expensive, time-consuming, and uncertain nature of clinical trials, which are susceptible to change, delays, termination, and differing interpretations;

●	the ability to establish that potential products are efficacious or safe in preclinical or clinical trials;

●	the fact that our current and future preclinical and clinical studies may be conducted outside the United States, and the United States Food and Drug Administration may not accept data from such studies to support any new drug applications we may submit after completing the applicable developmental and regulatory prerequisites;

●	the ability to establish or maintain collaborations on the development of therapeutic candidates;

●	the ability to obtain appropriate or necessary governmental approvals to market potential products;

●	our ability to manufacture product candidates on a commercial scale or in collaborations with third parties;

●	our significant and increasing liquidity needs and potential requirements for additional funding;

●	our ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms;

●	the intense competition we face, often from companies with greater resources and experience than us;

●	our ability to retain key executives and scientists;

●	the ability to secure and enforce legal rights related to our products, including intellectual property rights and patent protection; and

●	political, economic, and military instability in Israel which may impede our development programs.

We have included important factors in the cautionary statements included in this prospectus and the documents we incorporate by reference herein and therein, particularly in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus, the applicable prospectus supplement, any related free-writing prospectus, and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement herein and therein represent our views as of the date of this prospectus are expressly qualified in their entirety by this cautionary statement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

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ABOUT ENVERIC BIOSCIENCES

Unless the context otherwise requires, references to the “Company,” “Enveric,” “we,” “us,” “our” and similar terms refer to Enveric Biosciences, Inc. and its subsidiaries.

We are an early-development-stage biosciences company with an initial focus on developing innovative, evidence-based prescription products and combination therapies containing cannabinoids to address unmet needs in cancer care. We seek to improve the lives of patients suffering from cancer, initially by developing palliative and supportive care products for people suffering from certain side effects of cancer and cancer treatment such as pain or skin irritation. We currently intend to offer such palliative and supportive care products in the United States, following approval through established regulatory pathways.

We are also aiming to advance a pipeline of novel cannabinoid combination therapies for hard-to-treat cancers, including glioblastoma multiforme (GBM) and several other indications which are currently being researched.

We intend to bring together leading oncology clinicians, researchers, academic and industry partners so as to develop both external proprietary products and a robust internal pipeline of product candidates aimed at improving quality of life and outcomes for cancer patients. We intend to evaluate options to out-license its proprietary technology as it moves along the regulatory pathway and evaluates the building of a small, targeted selling organization and will potentially utilize a hybrid approach based on the product indication and the market opportunity.

In developing our product candidates, we intend to focus on cannabinoids derived from hemp, other botanical sources, and synthetic materials containing no tetrahydrocannabinol (THC) in order to comply with U.S. federal regulations. Of the potential cannabinoids to be used in therapeutic formulations, THC, which is responsible for the psychoactive properties of marijuana, can result in undesirable mood effects. Cannabidiol (CBD) and cannabigerol (CBG), on the other hand, are not psychotropic and are therefore more attractive candidates for translation into therapeutic practice. In the future, we may utilize cannabinoids that are derived from cannabis plants, which may contain THC; however, we only intend to do so in jurisdictions where THC is legal. These product candidates will then be studied through a typical Food and Drug Administration (“FDA”) drug approval process.

Product Candidates

Our pipeline of product candidates and key ongoing development programs are shown in the tables below:

Product Candidate	Targeted Indications	Partner(s)	Status	Expected Next Steps
Cannabinoid-Infused Topical Product	Oncology- related skincare conditions (e.g., radiodermatitis)	U.S.-Based Center of Excellence	Research & Development / Discovery	IND submission; Exploratory Phase 1/2 trial

Cannabinoid + Chemotherapy Combination Therapy Oral synthetic CBD extract given alone or in combination with clomiphene, concurrently with dose-dense Temolozomide chemotherapy	Glioblastoma Multiforme Recurrent or progressive	Dr. Tali Siegal, Rabin Medical Center, Davidoff Institute of Oncology	Research & Development / Discovery	Exploratory Phase 1/2 trial

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Additional Potential Development Programs	Potential Target Indications

Cannabinoid + Chemotherapy Combination Therapy

Clomiphene in combination with CBD in patients with selected locally advanced or metastatic breast cancer treated with standard adjuvant chemotherapy regimens

Breast Cancer

Corporate Information

We were incorporated under the laws of the State of Delaware in February 1994 as Spatializer Audio Laboratories, Inc., which was a shell company immediately prior to the completion of a “reverse merger” transaction on May 26, 2015, whereby Ameri100 Acquisition, Inc., a Delaware corporation and newly created, wholly owned subsidiary, was merged with and into Ameri and Partners Inc. (“Ameri and Partners”), a Delaware corporation (the “2015 Merger”). As a result of the 2015 Merger, Ameri and Partners became Ameri’s wholly owned subsidiary with Ameri and Partners’ former stockholders acquiring a majority of the outstanding shares of Ameri common stock. The 2015 Merger was consummated under Delaware law pursuant to an Agreement of Merger and Plan of Reorganization, dated as of May 26, 2015 (the “2015 Merger Agreement”), and in connection with the 2015 Merger, Ameri changed its name to AMERI Holdings, Inc. Ameri did business under the brand name “Ameri100.” Ameri, along with its eleven operating subsidiaries, provided SAP cloud, digital and enterprise services to clients worldwide.

The Ameri business ceased to be part of the Company on December 30, 2020, pursuant to the spin-off of the Ameri business. On December 30, 2020, we also completed the offer to purchase all of the issued and outstanding shares of Jay Pharma, Inc. and changed our name to “Enveric Biosciences, Inc.”

Our principal corporate office is located at Enveric Biosciences, Inc., 4851 Tamiami Trail N, Suite 200, telephone (239) 302-1707. Our website address is https://www.enveric.com/. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our web site as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. Information contained on our website does not form a part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

Offerings Under This Prospectus

We may offer up to $200.0 million of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. Our amended and restated certificate of incorporation, as amended, does not provide for cumulative voting. All of our directors hold office for one-year terms until the election and qualification of their successors. Except as otherwise provided by law, our amended and restated certificate of incorporation, as amended, or our amended and restated bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. In addition, except as otherwise provided by law, our amended and restated certificate of incorporation, as amended, or our amended and restated bylaws, directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at such holder’s option or both and would be at prescribed conversion rates.

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If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. The risks and uncertainties discussed in the foregoing are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occur, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, hold as cash or apply them to the reduction of short-term indebtedness.

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DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain material terms and provisions of our securities that we may offer under this prospectus, but is not complete. This description also summarizes relevant provisions of Delaware law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, copies of which are incorporated by reference as an exhibit to our Annual Report on Form 10-K. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law, and we encourage you to read our amended and restated certificate of incorporation, as amended, our amended and restated bylaws, as amended, and the applicable provisions of Delaware law for additional information. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Enveric has authorized 120,000,000 shares of capital stock, par value $0.01 per share, of which 100,000,000 are shares of common stock and 20,000,000 are shares of “blank check” preferred stock. As of June 30, 2021, there were 21,432,415 shares of Enveric common stock issued and outstanding and no shares of preferred stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have no cumulative voting rights. Holders of our common stock are entitled to receive ratably dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend or other rights of any then outstanding preferred stock. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock do not have preemptive or conversion rights or other subscription rights. Upon liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Except as otherwise provided by law, our amended and restated certificate of incorporation, as amended, or our amended and restated bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. In addition, except as otherwise provided by law, our amended and restated certificate of incorporation, as amended, or our amended and restated bylaws, directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law (the “DGCL”) and our amended and restated certificate of incorporation, as amended, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our amended and restated certificate of incorporation, as amended, and any certificates of designation that our board of directors may adopt.

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All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Certain Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation, as amended, and amended and restated bylaws:

●	permit our board of directors to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the total number of authorized directors;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

●	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of the Company’s management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our amended and restated certificate of incorporation, as amended. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Section 145 of the DGCL permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the Company. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Listing

Our common stock is currently listed on The Nasdaq Capital Market under the trading symbol “ENVB.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Equiniti Trust Company.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	anti-dilution provisions of the warrants, if any;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

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We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Enveric as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference into this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://www.enveric.com/.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, https://www.enveric.com. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 1, 2021;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed with the SEC on May 17, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2021 (two filings), January 11, 2021 (amending our Current Report on Form 8-K filed December 30, 2020), January 12, 2021, January 13, 2021 (amending our Current Report on Form 8-K filed January 12, 2021), January 15, 2021, February 9, 2021 (further amending our Current Report on Form 8-K filed December 30, 2020, and amended on January 11, 2021), February 11, 2021, February 12, 2021, February 26, 2021, March 11, 2021, March 23, 2021, April 12, 2021, May 14, 2021, May 24, 2021, June 28, 2021 as amended by Form 8-K/A filed with the SEC on June 29, 2021; and

●	the description of our common stock contained in Exhibit 4.1, “Description of Securities,” to the Company’s Annual Report on Form 10-K

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All reports and definitive proxy or information statements subsequently filed after the date of this initial registration statement and prior to effectiveness of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Enveric Biosciences, Inc.

Attn: Carter J. Ward

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

239-302-1707

You may also access the documents incorporated by reference in this prospectus through our website at https://www.enveric.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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116,500 Shares of Common Stock

Pre-Funded Warrants to purchase up to 258,500 Shares of Common Stock

Up to 258,500 Shares of Common Stock Underlying the Pre-Funded Warrants

Prospectus

H.C. Wainwright & Co.

July 22, 2022